                                                                    EXHIBIT 11.1

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                    For the Six Months Ended June 30, 1999

                                                       Total Issued         Basic          Diluted
                                               Date       # Shares        Wtd. Avg.       Wtd. Avg.
                                            --------------------------------------------------------
Shares issued January 1, 1999                 1/1/99     11,713,895      11,713,895
Treasury Shares                               1/1/99       (233,259)       (233,259)
Shares issued 1/1/99 - 6/30/99                Various         2,500           1,372
----------------------------------------------------------------------------------------------------
Basic weighted average shares                 6/30/99    11,483,136      11,482,008      11,482,008
                                                       =============================
Diluted:
-------
Common stock equivalents (scheduled below)                                                   34,514
Convertible Preferred - original issuance                                                   642,857
Convertible Preferred - 12/31/96 dividend                                                     6,129
Convertible Preferred - 12/31/97 dividend                                                    47,052
Convertible Preferred - 12/31/98 dividend                                                    50,462
Convertible Preferred - 3/31/99 dividend                                                     13,530
Convertible Preferred - 6/30/99 dividend                                                     13,530
                                                                                       -------------
                                                                                            808,074
                                                                                       -------------
Diluted weighted average shares                                                          12,290,082
                                                                                       =============
Net Income (Loss) for the Six Months Ended June 30, 1999                ($1,904,952)    ($1,904,952)
                                                                       =============================
Earnings Per Share                                                       $    (0.17)     $    (0.15)
                                                                       =============================

                          Schedule of Common Stock Equivalents
                          ------------------------------------
Average share price                                                                                    Diluted
  during period                $1.6731                                               Diluted            Net
                                                        Exercise      Assumed       Treas. Shs.        Add'l
Stock options & warrants:      Number                    Price        Proceeds       Acquired          Shares
---------------------------------------------------------------------------------------------------------------
Bridge Warrants                 10,000                 6.2500               0              0               0
Prudential Warrants             60,000                12.2500               0              0               0
Stock options  - Plan Year
     1992                      290,001                 2.2100               0              0               0
     1992                            0                 2.6250               0              0               0
     1992                       78,500                 0.9375          73,594         43,986          34,514
     1992                      176,800                 1.6875               0              0               0
     1992                        7,300                 1.9375               0              0               0
     1992                        2,500                 7.5000               0              0               0
     1992                        1,500                 8.6250               0              0               0
     1992                        9,000                 8.1250               0              0               0
     1995                       19,750                 6.2500               0              0               0
     1995                       48,700                 8.0000               0              0               0
     1995                       59,939                10.6875               0              0               0
     1995                      109,200                 8.6250               0              0               0
     1995                       85,000                 1.9375               0              0               0
     1995                      115,000                 4.2500               0              0               0
     1995                        6,000                 5.3750               0              0               0
     1995                       30,500                 6.2500               0              0               0
     1995                       14,000                 8.0000               0              0               0
     1995                        2,500                10.2500               0              0               0
     1997                      253,600                 7.4375               0              0               0
     1997                      150,000                 8.1875               0              0               0
     1997                      220,061                10.6875               0              0               0
     1997                      140,200                 8.6250               0              0               0
---------------------------------------------------------------------------------------------------------------
Total Common Stock
  Equivalents                1,890,051                                                                34,514
===============================================================================================================

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                   For the Three Months Ended June 30, 1999

                                                       Total Issued         Basic          Diluted
                                               Date       # Shares        Wtd. Avg.       Wtd. Avg.
                                            --------------------------------------------------------
Shares issued January 1, 1999                 1/1/99     11,713,895      11,713,895
Treasury Shares                               1/1/99       (233,259)       (233,259)
Shares issued 1/1/99 - 6/30/99                Various         2,500           2,367
----------------------------------------------------------------------------------------------------
Basic weighted average shares                 6/30/99    11,483,136      11,483,003      11,483,003
                                                       =============================

Diluted:
-------
Common stock equivalents (scheduled below)                                                   15,615
Convertible Preferred - original issuance                                                   642,857
Convertible Preferred - 12/31/96 dividend                                                     6,129
Convertible Preferred - 12/31/97 dividend                                                    47,052
Convertible Preferred - 12/31/98 dividend                                                    50,462
Convertible Preferred - 3/31/99 dividend                                                     13,530
Convertible Preferred - 6/30/99 dividend                                                     13,530
                                                                                       -------------
                                                                                            789,175
                                                                                       -------------
Diluted weighted average shares                                                          12,272,178
                                                                                       =============
Net Income (Loss) for the Three Months Ended June 30, 1999              ($1,482,574)    ($1,482,574)
                                                                       =============================
Earnings Per Share                                                       $    (0.13)     $    (0.12)
                                                                       =============================

                          Schedule of Common Stock Equivalents
                          ------------------------------------
Average share price                                                                                    Diluted
  during period                $1.1703                                               Diluted            Net
                                                        Exercise      Assumed       Treas. Shs.        Add'l
Stock options & warrants:      Number                    Price        Proceeds       Acquired          Shares
---------------------------------------------------------------------------------------------------------------
Bridge Warrants                 10,000                  6.250               0              0               0
Prudential Warrants             60,000                 12.250               0              0               0
Stock options  - Plan Year
     1992                      290,001                 2.2100               0              0               0
     1992                            0                 2.6250               0              0               0
     1992                       78,500                 0.9375          73,594         62,885          15,615
     1992                      176,800                 1.6875               0              0               0
     1992                        7,300                 1.9375               0              0               0
     1992                        2,500                 7.5000               0              0               0
     1992                        1,500                 8.6250               0              0               0
     1992       565,601          9,000                 8.1250               0              0               0
     1995                       19,750                 6.2500               0              0               0
     1995                       48,700                 8.0000               0              0               0
     1995                       59,939                10.6875               0              0               0
     1995       237,589        109,200                 8.6250               0              0               0
     1995                       85,000                 1.9375               0              0               0
     1995                      115,000                 4.2500               0              0               0
     1995                        6,000                 5.3750               0              0               0
     1995                       30,500                 6.2500               0              0               0
     1995                       14,000                 8.0000               0              0               0
     1995       253,000          2,500                10.2500               0              0               0
     1997                      253,600                 7.4375               0              0               0
     1997                      150,000                 8.1875               0              0               0
     1997                      220,061                10.6875               0              0               0
     1997       763,861        140,200                 8.6250               0              0               0
---------------------------------------------------------------------------------------------------------------
Total Common Stock
 Equivalents                 1,890,051                                                                15,615
===============================================================================================================

              1,820,051      1,820,051
